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                                                                    EXHIBIT 4.1

(SEAL)                                                                   SHARES


                         THOMASVILLE BANCSHARES, INC.
                             Thomasville, Georgia

              INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA


COMMON STOCK                                                   CUSIP 889608 10 0
PAR VALUE $1.00                              SEE REVERSE FOR CERTAIN DEFINITIONS


       This Certifies that








       is the owner of


            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                         THOMASVILLE BANCSHARES, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney on surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers and the facsimile seal of the Corporation to be duly affixed hereto.

Dated:


/s/  Richard L. XXXXXXXXX             [SEAL]              /s/  Stephen H. Cheney
         Secretary                                                President


                                        COUNTERSIGNED AND REGISTERED:
                                           SUNTRUST BANK, ATLANTA
                                                                 TRANSFER AGENT
                                                                  AND REGISTRAR


                                       By
                                                           AUTHORIZED SIGNATURE